Exhibit 99.1

Windstream Secures Future for Long-Term Growth and Technology Leadership

Reduced Debt by More Than $4 Billion and Has Access to Approximately $2 Billion in New Capital to Fuel Sustainable Growth and Value Creation

LITTLE ROCK, Ark., Sept. 21, 2020 – Windstream Holdings, a communications and software company, today announced that the company has successfully completed its financial restructuring process as a privately held company. Through this process, the company has reduced its debt by more than $4 billion, or approximately two-thirds, and now has access to approximately $2 billion in new capital. With an enhanced capital structure, Windstream is now well-positioned to continue making substantial network and software investments, fuel sustainable growth and drive value for all its stakeholders.

“Today marks the start of a new era for Windstream as an even stronger, more competitive company,” said Tony Thomas, president and chief executive officer of Windstream. “With the completion of our financial restructuring, we now have an enhanced balance sheet and a robust capital investment program to expand 1 Gig Internet service in rural America and maintain our product and software leadership in SD-WAN and UCaaS for enterprise customers. We are also pleased to continue our strategic partnership with Uniti Group and expand our mutually beneficial relationship. With the support of our new owners and current operational momentum, Windstream will continue advancing our long-term growth objectives while providing our customers with quality and reliable services.”

Mr. Thomas continued, “I would like to thank our customers, vendors and business partners for their ongoing support throughout this process. I would also like to extend my deepest gratitude to the Windstream team for their dedication to our customers and continued commitment to delivering essential telecommunications services during this unprecedented healthcare crisis.”

Mr. Paul Sunu, chairman of the new Windstream Board of Directors, said, “Tony and the Windstream team have made significant strides in the last 18 months to better position the company to compete for the long term. The new Board and I are confident that we have the right management team and right strategy to accelerate Windstream’s transformation, return to growth and drive sustainable value creation.”

Windstream also today unveiled a new corporate logo, marking the next chapter in the company’s transformative journey.

Windstream will continue to support its customers across the U.S. with an enhanced value proposition, including:

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Windstream Enterprise: Windstream’s nationwide, cloud-optimized network and award-winning software solutions – such as SD-WAN, UCaaS and OfficeSuite UC® – help businesses across the U.S. manage today’s most complex IT and networking challenges through an industry-leading customer portal, WE Connect.

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Kinetic by Windstream: Consumers can experience robust high-speed internet with speeds up to 1 Gig, extensive TV & entertainment options, home network security, optimal Wi-Fi control and reliable voice services through a fiber-based network and 5G fixed wireless service. Small and midsize businesses can choose from cloud-based collaboration and communication tools along with wireless internet backup.

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Windstream Wholesale: Windstream is leading the digital transformation in optical transmission, providing flexible and customized high-capacity bandwidth and transport services to content and media providers, cloud and data center operators, international carriers, cable operators, wireless carriers, traditional network service providers and more.

Kirkland & Ellis LLP served as legal counsel, PJT Partners LP served as financial adviser and Alvarez & Marsal served as restructuring adviser to Windstream during the restructuring process.

About Windstream

Windstream Holdings is a privately held communications and software company. Windstream offers managed communications services, including SD-WAN and UCaaS, and high-capacity bandwidth and transport services to businesses across the U.S. The company also provides premium broadband, entertainment and security services through an enhanced fiber network and 5G fixed wireless service to consumers and small and midsize businesses primarily in rural areas in 18 states. Additional information is available at windstream.com or windstreamenterprise.com. Follow us on Twitter at @Windstream.

Cautionary Statement Regarding Forward Looking Statements

This release may contain “forward-looking statements.” All statements, other than statements of historical facts that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. These statements are based on certain assumptions based on management's views, estimates, beliefs as of the time of these statements regarding future events and results. When used in this release, words such as “will,” “potential,” “believe,” “estimate,” “intend,” “expect,” “may,” “should,” “anticipate,” “could,” “plan,” “predict,” “strategy,” “future” or their negatives or other words that convey the uncertainty of future events or outcomes are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Forward-looking statements involve uncertainties and are subject to many risks and variables. Actual future events may differ materially from those expressed in these forward-looking statements as a result of a number of factors. Although we believe our forward-looking statements are based on reasonable assumptions, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (partially or in full) or will prove to have been correct. In light of the above, the events anticipated by our forward-looking statements may not occur, and, if any of such events do, we may not have correctly anticipated timing or the extent of their impact. Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

Media:
David Avery, 501-748-5876
david.avery@windstream.com

Investors:
Chris King, 704-319-1025
christopher.c.king@windstream.com